Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290370

PROXY STATEMENT/PROSPECTUS SUPPLEMENT NO. 2

(to Proxy Statement/Prospectus dated January 12, 2026)

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING IN LIEU OF AN ANNUAL MEETING OF

Churchill Capital Corp IX

PROSPECTUS FOR UP TO 201,517,063 SHARES OF CLASS A COMMON STOCK

OF

CHURCHILL CAPITAL CORP IX

(TO BE RENAMED “PLUSAI HOLDINGS, INC.” FOLLOWING DOMESTICATION

IN THE STATE OF DELAWARE AND IN CONNECTION WITH THE

BUSINESS COMBINATION DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS)

This Proxy Statement/Prospectus Supplement No. 2 (this “Supplement”) supplements the proxy statement/prospectus dated January 12, 2026 that was mailed by Churchill Capital Corp IX, a Cayman Islands exempted company (“CCIX”), to its shareholders on or about January 12, 2026 (as supplemented, including by Proxy Statement/Prospectus Supplement No. 1, dated January 27, 2026, the “Proxy Statement/Prospectus”), in connection with the proposed business combination among CCIX, AL Merger Sub I, Inc., a Delaware corporation and direct, wholly owned Subsidiary of CCIX, AL Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of CCIX, and Plus Automation, Inc., a Delaware corporation (“PlusAI”). CCIX and PlusAI jointly filed the Proxy Statement/Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form S-4 (Registration No. 333-290370), which was declared effective on January 12, 2026 by the SEC. Capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings ascribed to them in the Proxy Statement/Prospectus.

The purpose of this Supplement is to update and supplement the information contained in the Proxy Statement/Prospectus with information contained in the Current Report on Form 8-K (the “Current Report”) filed by CCIX with the SEC on February 9, 2026. The Current Report is attached to, and forms a part of, this Supplement.

This Supplement modifies and supersedes, in part, the information in the Proxy Statement/Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Proxy Statement/Prospectus, including any amendments or supplements thereto. Any information in the Proxy Statement/Prospectus that is modified or superseded by the information in the Current Report shall not be deemed to constitute a part of the Proxy Statement/Prospectus except as modified or superseded by this Supplement. This Supplement should be read in conjunction with the Proxy Statement/Prospectus, and if there is any inconsistency between the information in the Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.

YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” IN THE PROXY STATEMENT/PROSPECTUS.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The date of this Supplement is February 9, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

CHURCHILL CAPITAL CORP IX

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-42041	86-1885237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Fifth avenue, 14th Floor

New York, NY 10019

(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (212) 380-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	CCIXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 9, 2026, Churchill Capital Corp IX, a Cayman Islands exempted company (“Churchill”), and Plus Automation, Inc, a Delaware corporation (“PlusAI”), issued a joint press release announcing the postponement of Churchill’s extraordinary general meeting of shareholders to vote upon the proposed business combination between Churchill and PlusAI from February 11, 2026 to April 15, 2026, or such other date to be determined and announced by Churchill based on market conditions and the timing of the completion of PlusAI’s year-end 2025 audit. The press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 8.01	Other Events.

Postponement of Extraordinary General Meeting

The extraordinary general meeting of Churchill’s shareholders to approve the proposed business combination between Churchill and PlusAI has been rescheduled from February 11, 2026 to April 15, 2026, or such other date to be determined and announced by Churchill based on market conditions and the timing of the completion of PlusAI’s year-end 2025 audit. The Board of Directors of Churchill decided to postpone the meeting in light of current market conditions.

As a result of the postponement, the deadline for delivery of redemption requests from Churchill’s public shareholders in connection with the proposed business combination has been extended from February 9, 2026 to 5:00 p.m. Eastern time on the second business day preceding the date of the rescheduled extraordinary general meeting. Further information regarding the rescheduled meeting will be published once the meeting date is finalized. Public shareholders who have already submitted redemption requests may revoke such requests prior to the new deadline in accordance with the procedures described in the proxy statement/prospectus relating to the proposed business combination which is available at: http://www.sec.gov.

All of Churchill’s shareholders of record as of the close of business on January 7, 2026, are entitled to vote at the postponed extraordinary general meeting. Churchill’s shareholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by shareholders will continue to be valid for purposes of the postponed extraordinary general meeting. For more information on how to vote, please call Churchill’s proxy solicitor, Sodali & Co, at (800) 662-5200 for shareholders or (203) 658-9400 for bankers and brokers or email CCIX.info@investor.sodali.com. More details about the proposed business combination and the resolutions to be voted upon at the extraordinary general meeting can be found in the proxy statement/prospectus relating to the proposed business combination which is available at: http://www.sec.gov. Churchill reminds its shareholders that the Churchill board has recommended that Churchill shareholders vote in favor of the proposed business combination and the other matters presented for approval at the extraordinary general meeting.

Assuming satisfaction of the conditions to the closing of the proposed business combination, including approval of the proposed business combination by Churchill’s shareholders, the post-proposed business combination company intends to list its common stock and public warrants on The Nasdaq Stock Market (“Nasdaq”) under the proposed symbols “PLS” and “PLSW,” respectively. The Nasdaq listing is subject to the closing of the proposed business combination and fulfillment of all Nasdaq listing requirements.

Every vote is important and Churchill encourages all shareholders to make their voices heard by authorizing their proxy online or by mail as soon as possible, regardless of the number of shares held. Churchill shareholders who need assistance in completing the proxy card, need additional copies of the proxy statement/prospectus, or have questions regarding the extraordinary general meeting may contact Churchill’s proxy solicitor, Sodali & Co, by calling (800) 662-5200 (toll free) or banks and brokers can call (203) 658-9400, or by e-mailing CCIX.info@investor.sodali.com.

If you do not have access to the internet, you can listen to the meeting by dialing 1-800-450-7155 (toll-free) (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter 9439752#. Please note that you will not be able to vote or ask questions at the extraordinary meeting if you choose to participate telephonically.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”) includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “plan,” “project,” “will,” “estimate,” “intend,” “expect,” “believe,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict”, “accelerate” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements on current expectations and projections about future events. These statements include: expectations regarding the completion of the business combination between PlusAI and Churchill; anticipated timing of PlusAI’s year-end 2025 audit; and expected rescheduled date of the extraordinary general meeting of Churchill’s shareholders.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of PlusAI and Churchill.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that PlusAI is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; PlusAI’s historical net losses and limited operating history; PlusAI’s expectations regarding future financial performance, capital requirements and unit economics; PlusAI’s use and reporting of business and operational metrics; PlusAI’s competitive landscape; PlusAI’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the capital requirements of PlusAI’s business plans and the potential need for additional future financing; PlusAI’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; PlusAI’s reliance on strategic partners and other third parties; PlusAI’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the risk that shareholders of Churchill could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against PlusAI or Churchill; failure to realize the anticipated benefits of the proposed transaction; the ability of Churchill or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in Churchill’s filings with the SEC. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by PlusAI, Churchill or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of PlusAI’s and Churchill’s management as of the date of this communication; subsequent events and developments may cause their assessments to change. While PlusAI and Churchill may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon these statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

An investment in Churchill is not an investment in any of its founders’ or sponsors’ past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of Churchill, which may differ materially from the performance of its founders’ or sponsors’ past investments.

Additional Information and Where to Find It

This Current Report relates to the proposed business combination between PlusAI and Churchill. In connection with the proposed business combination, Churchill has filed the Registration Statement with the SEC, which includes a proxy statement/prospectus that has been distributed to Churchill’s shareholders in connection with Churchill’s solicitation of proxies for the vote by Churchill’s shareholders in connection with the proposed transaction and other matters described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to PlusAI stockholders in connection with the completion of the proposed transaction. The Registration Statement has been declared effective by the SEC and Churchill has mailed a proxy statement/prospectus and other relevant documents to its shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Churchill shareholders, PlusAI stockholders and other interested persons are advised to read the proxy statement/prospectus, as well as other documents filed with the SEC by Churchill in connection with the proposed transaction, as these documents will contain important information about Churchill, PlusAI and the proposed transaction. Shareholders may obtain a copy of the proxy statement statement/prospectus, as well as other documents filed by Churchill with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp IX, 640 Fifth Avenue, 12th Floor, New York, NY 10019.The information contained on, or that may be accessed through the websites referenced in this Current Report is not incorporated by reference into, and is not a part of, this Current Report.

Participants in the Solicitation

Churchill, PlusAI and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Churchill’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Churchill’s shareholders in connection with the proposed transaction are set forth in proxy statement/prospectus filed by Churchill with the SEC on January 12, 2026. You can find more information about Churchill’s directors and executive officers in Churchill’s final prospectus related to its initial public offering filed with the SEC on May 1, 2024 and in the Annual Reports on Form 10-K filed by Churchill with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement/prospectus. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01. Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

Exhibit Number	Description

99.1	Joint Press Release of Churchill Capital Corp IX and Plus Automation, Inc., dated February 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL CAPITAL CORP IX

Date: February 9, 2026	By:	/s/ Jay Taragin
Jay Taragin Chief Financial Officer

Exhibit 99.1

Churchill Capital Corp IX Reschedules Date of Extraordinary General Meeting

SANTA CLARA, CA & NEW YORK | February 9, 2026 | Churchill Capital Corp IX (“Churchill IX”) (NASDAQ: CCIX), a publicly traded special purpose acquisition company, today announced that it has postponed its extraordinary general meeting of shareholders to vote upon the proposed business combination between Churchill IX and Plus Automation, Inc. (“PlusAI”), a leader in AI software for autonomous trucks, from February 11, 2026 to April 15, 2026, or such other date to be determined and announced by Churchill IX based on market conditions and the timing of the completion of PlusAI’s year-end 2025 audit. The Board of Directors of Churchill IX decided to postpone the meeting in light of current market conditions.

As a result of the postponement, the deadline for delivery of redemption requests from Churchill IX’s public shareholders in connection with the proposed business combination has been extended from February 9, 2026 to 5:00 p.m. Eastern time on the second business day preceding the date of the rescheduled extraordinary general meeting. Further information regarding the rescheduled meeting will be published once the meeting date is finalized. Public shareholders who have already submitted redemption requests may revoke such requests prior to the new deadline in accordance with the procedures described in the proxy statement/prospectus relating to the proposed business combination which is available at: http://www.sec.gov.

All of Churchill IX’s shareholders of record as of the close of business on January 7, 2026, are entitled to vote at the postponed extraordinary general meeting. Churchill IX’s shareholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by shareholders will continue to be valid for purposes of the postponed extraordinary general meeting. For more information on how to vote, please call Churchill IX’s proxy solicitor, Sodali & Co, at (800) 662-5200 for shareholders or (203) 658-9400 for bankers and brokers or email CCIX.info@investor.sodali.com. More details about the proposed business combination and the resolutions to be voted upon at the extraordinary general meeting can be found in the proxy statement/prospectus relating to the proposed business combination which is available at: http://www.sec.gov. Churchill IX reminds its shareholders that the Churchill IX board has recommended that Churchill IX shareholders vote in favor of the proposed business combination and the other matters presented for approval at the extraordinary general meeting.

Assuming satisfaction of the conditions to the closing of the proposed business combination, including approval of the proposed business combination by Churchill IX’s shareholders, the post-proposed business combination company intends to list its common stock and public warrants on The Nasdaq Stock Market (“Nasdaq”) under the proposed symbols “PLS” and “PLSW,” respectively. The Nasdaq listing is subject to the closing of the proposed business combination and fulfillment of all Nasdaq listing requirements.

Every vote is important and Churchill IX encourages all shareholders to make their voices heard by authorizing their proxy online or by mail as soon as possible, regardless of the number of shares held. Churchill IX shareholders who need assistance in completing the proxy card, need additional copies of the proxy statement/prospectus, or have questions regarding the extraordinary general meeting may contact Churchill IX’s proxy solicitor, Sodali & Co, by calling (800) 662-5200 (toll free) or banks and brokers can call (203) 658-9400, or by e-mailing CCIX.info@investor.sodali.com.

If you do not have access to the internet, you can listen to the meeting by dialing 1-800-450-7155 (toll-free) (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter 9439752#. Please note that you will not be able to vote or ask questions at the extraordinary meeting if you choose to participate telephonically.

About PlusAI

PlusAI is an artificial intelligence company pioneering AI-based virtual driver software for factory-built autonomous trucks. Headquartered in Silicon Valley with operations in the United States and Europe, PlusAI was named by Fast Company as one of the World’s Most Innovative Companies. Partners including TRATON GROUP’s Scania, MAN, and International brands, Hyundai Motor Company, Iveco Group, NVIDIA, Bosch, DSV, and Goodyear are working with PlusAI to accelerate the deployment of next-generation autonomous trucks. PlusAI announced in June 2025 that it plans to go public via a merger with Churchill IX. For more information, visit www.plus.ai or follow PlusAI on LinkedIn, X, and YouTube.

About Churchill Capital Corp IX

Churchill IX is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. It may pursue an initial business combination target in any business or industry.

Additional Information About the Proposed Transaction and Where to Find It

The proposed transaction will be submitted to shareholders of Churchill IX for their consideration. Churchill IX has filed the Registration Statement with the SEC, which includes a proxy statement/prospectus that has been distributed to Churchill IX’s shareholders in connection with Churchill IX’s solicitation of proxies for the vote by Churchill IX’s shareholders in connection with the proposed transaction and other matters described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to PlusAI stockholders in connection with the completion of the proposed transaction. The Registration Statement has been declared effective by the SEC and Churchill IX has mailed a proxy statement/prospectus and other relevant documents to its shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Churchill IX shareholders, PlusAI stockholders and other interested persons are advised to read the proxy statement/prospectus, as well as other documents filed with the SEC by Churchill IX in connection with the proposed transaction, as these documents will contain important information about Churchill IX, PlusAI and the proposed transaction. Shareholders may obtain a copy of the proxy statement statement/prospectus, as well as other documents filed by Churchill IX with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp IX, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “plan,” “project,” “will,” “estimate,” “intend,” “expect,” “believe,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict”, “accelerate” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements on current expectations and projections about future events. These statements include: expectations regarding the completion of the business combination between PlusAI and Churchill IX; anticipated timing of PlusAI’s year-end 2025 audit; and expected rescheduled date of the extraordinary general meeting of Churchill IX’s shareholders.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of PlusAI and Churchill IX.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that PlusAI is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; PlusAI’s historical net losses and limited operating history; PlusAI’s expectations regarding future financial performance, capital requirements and unit economics; PlusAI’s use and reporting of business and operational metrics; PlusAI’s competitive landscape; PlusAI’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the capital requirements of PlusAI’s business plans and the potential need for additional future financing; PlusAI’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; PlusAI’s reliance on strategic partners and other third parties; PlusAI’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the risk that shareholders of Churchill IX could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against PlusAI or Churchill IX; failure to realize the anticipated benefits of the proposed transaction; the ability of Churchill IX or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in Churchill IX’s filings with the SEC. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by PlusAI, Churchill IX or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of PlusAI’s and Churchill IX’s management as of the date of this communication; subsequent events and developments may cause their assessments to change. While PlusAI and Churchill IX may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon these statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

An investment in Churchill IX is not an investment in any of its founders’ or sponsors’ past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of Churchill IX, which may differ materially from the performance of its founders’ or sponsors’ past investments.

Participants in the Solicitation

Churchill IX, PlusAI and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Churchill IX’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Churchill IX’s shareholders in connection with the proposed transaction are set forth in proxy statement/prospectus filed by Churchill IX with the SEC on January 12, 2026. You can find more information about Churchill IX’s directors and executive officers in Churchill IX’s final prospectus related to its initial public offering filed with the SEC on May 1, 2024 and in the Annual Reports on Form 10-K filed by Churchill IX with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement/prospectus. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.